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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                          DATE OF REPORT: JUNE 10, 2002
                                          -------------

                               ENESCO GROUP, INC.
             (Exact name of registrant as specified in its charter)

                                     0-1349
                                     ------
                             Commission file number

          MASSACHUSETTS                                  04-1864170
(State of or other jurisdiction of          (I.R.S. Employer Identification No.)
  incorporation or organization)

                                225 WINDSOR DRIVE
                             ITASCA, ILLINOIS 60143
                             ----------------------
               (Address of principal executive offices) (Zip Code)

                                 (630) 875-5300
                                 --------------
              (Registrant's telephone number, including area code)

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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Effective June 4, 2002, the Board of Directors of Enesco Group, Inc. ("the Company"), upon the recommendation of its Audit Committee, decided to engage KPMG LLP ("KPMG") as the Company's independent public accountants for the fiscal year 2002. As previously disclosed in the Company's proxy statement, the Board decided to obtain competitive proposals for the Company's annual audit.

Arthur Andersen LLP's ("Arthur Andersen") reports on the consolidated financial statements of the Company for each of the years ended December 31, 2001 and December 31, 2000 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. During each of the years ended December 31, 2001 and December 31, 2000 and through the date hereof, there have been no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the Company's consolidated financial statements for such periods, nor have there been any reportable events as listed in Item 304 (a) (1) (v) of Regulation S-K.

Arthur Andersen was provided with a copy of the statements made in the foregoing paragraph and has furnished a letter addressed to the Commission stating that it agrees with such statements. A copy of Arthur Andersen's letter is attached hereto as Exhibit 16.1.


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During the years ended December 31, 2001 and 2000 and through the date hereof, the Registrant did not consult with KPMG regarding any of the matters or events set forth in Item 304 (a) (2) (i) and (ii) of Regulation S-K.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)  The following exhibits are filed as part of this Form 8-K:

Exhibit   Description

16.1 Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated June 10, 2002.


SIGNATURES
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Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             Enesco Group, Inc.



Date: June 10, 2002                          By:  /s/ Jeffrey W. Lemajeur
                                                  -----------------------
                                                  Jeffrey W. Lemajeur
                                                  Chief Financial Officer